Exhibit 10.3

SHARED SERVICES AGREEMENT

THIS SHARED SERVICES AGREEMENT (this “Agreement”), is entered into as of February 2, 2024, 2023 (the “Effective Date”) between Global Graphene Group, Inc., a Delaware corporation with its principal place of business at 1240 McCook Avenue, Dayton, Ohio 45404 (“G3”), and Honeycomb Battery Company, an Ohio corporation with its principal place of business at 1235 McCook Avenue, Dayton, Ohio 45404 (“Honeycomb” and, together with G3, the “Parties” and each a “Party”).

RECITALS:

WHEREAS, the Parties have determined that it is in the best interests of their respective companies to enter into this Agreement to provide for the sharing of certain services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Shared Services.

(a) Subject to the terms and conditions of this Agreement, G3, acting directly or through its Affiliates (as hereafter defined) or their respective employees, agents, contractors or independent third parties, agrees to provide or cause to be provided to Honeycomb and certain of its Affiliates (as hereafter defined) the services set forth on Exhibit A and Honeycomb, acting directly or through its Affiliates or their respective employees, agents, contractors or independent third parties, agrees to provide or cause to be provided to G3 and certain of its Affiliates the services set forth on Exhibit A (with any additional services provided pursuant to Section 1(b) being collectively referred to as the “Shared Services”). For purposes of this Agreement, “Affiliate” means any individual, corporation or other legal entity which either Party directly or indirectly through one or more intermediaries controls or which is controlled by or under common control with such Party and “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an individual, corporation or other legal entity, through the ownership of more than fifty percent (50%) of the voting securities.

(b) Subject to any limitations set forth in this Agreement and Exhibit A, G3 or Honeycomb, as the case may be, may request additional Shared Services from the other Party by providing written notice. Upon the mutual written agreement as to the nature, cost, duration and scope of such additional Shared Services, the Parties shall supplement in writing Exhibit A to include such additional Shared Services. In accordance with Section 4, the Parties may discontinue one or more Shared Services under this Agreement.

(c) Each Party will, in a timely manner, take all such actions as may be reasonably necessary in order to enable or assist in the provision of the Shared Services, including providing necessary information and specific authorizations and approvals.

(d) In providing the Shared Services, each of the Parties may, as it deems reasonably necessary or appropriate and upon the mutual agreement of the other Party, (i) use its personnel or those of its Affiliates, and/or (ii) employ the services of third parties to the extent such third party services are utilized to provide the Shared Services or to provide similar services to the other Party or its Affiliates, or are reasonably necessary for the efficient performance of any of the Shared Services.

(e) The Parties represent, warrant and agrees that the services provided under this Agreement shall be provided, in good faith, in accordance with law and, except as specifically provided in Exhibit A, in a manner generally consistent with the historical provision of such services and with the same standard of care as historically provided by the Party with respect to its own business. Each Party agrees to, where applicable, assign sufficient resources and qualified personnel as are reasonably required to perform the services in accordance with the standards set forth in the preceding sentence.

(f) In the event that an invention results from any Shared Services, the Parties agree that for an invention(s) developed by a shared employee, if such invention is related to the battery business, such invention, whether patentable or not, shall be assigned to Honeycomb and if such invention, whether patentable or not, relates to graphene production, such invention shall be assigned to G3.

2. Compensation. The applicable provider of the Shared Services, as the case may be, shall be paid fees for the Shared Services as set forth on Exhibit A (“Fees”). Each Party agrees to collect and timely remit to the appropriate taxing authority any taxes due with respect to the services provided hereunder. Each Party shall, upon the prior written request of the other Party, provide such supporting documentation as the recipient may reasonably request with respect to the Shared Services and Fees therefore. Each Party shall invoice the other Party for the Shared Services on a monthly basis in advance, as set forth on Exhibit A. Each Party shall pay invoices for undisputed amounts within thirty (30) days after the date of receipt thereof. Amounts actually paid by one Party may be netted against amounts owed to such Party by the other Party. In the event of a dispute regarding any invoice, the disputing Party shall deliver a written statement to the other Party no later than ten (10) days prior to the date the payment is due on the invoice listing in reasonable detail all disputed items and any supporting information or documentation with respect thereto. Amounts not so disputed shall be deemed accepted and shall be paid on the date the payment is due on such invoice, notwithstanding disputes on other items. The Parties shall seek to resolve all such disputes expeditiously and in good faith.

3. Term. The term of this Agreement will begin on the Effective Date and end on the date that is the latest date that any Shared Services continue to be provided hereunder, unless earlier terminated pursuant to Section 4 (the “Term”). Sections 1(f), 2, 6 through 8, and 10 through 12 of this Agreement will survive the Term and any termination of this Agreement.

4. Right to Terminate. Notwithstanding Section 3, this Agreement may be terminated as follows: (a) either Party may terminate this Agreement upon immediate written notice if the other Party is in material breach or default with respect to any term or provision of this Agreement and fails to cure the same within thirty (30) days of receipt of notice of such breach or default; and (b) either Party may immediately terminate this Agreement upon (i) the filing of a petition by or against the other Party in any bankruptcy or other insolvency proceeding, or the seeking of any relief under any state or federal debtor relief laws, including the appointment of a liquidator or receiver for all or substantially all of such Party’s property, or (ii) the taking of any action for such Party’s winding up or dissolution.

5. Representations. Each Party represents, warrants and covenants to the other Party as follows:

(a) Authority; Enforceability. Such Party has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Agreement. This Agreement has been duly and validly executed and delivered by such Party and constitutes the valid and binding obligation of such Party, enforceable in accordance with its terms.

(b) Consents. No authorization, approval, consent or order of, or registration, declaration or filing with, any court, governmental body or agency or other public or private body, entity or person is required in connection with the approval, execution, delivery or performance by such Party to this Agreement.

6. Confidentiality.

(a) Each Party hereby agrees to, and shall cause its Affiliates, employees, and representatives to, treat and hold, as confidential and not disclose any non-public, confidential, or proprietary information concerning the other Party, including any customer information, notes, analyses, compilations, studies, forecasts, interpretations, or other documents or data that are derived from, contain, reflect, or are based upon any such information (the “Confidential Information”), refrain from using any of the Confidential Information, and deliver promptly to the disclosing Party, at the written request and option of the disclosing Party, all tangible embodiments (and all copies) of the Confidential Information which are in receiving Party’s possession or under the receiving Party’s control.

(b) Notwithstanding the foregoing, each Party hereby agrees to, and shall direct its Affiliates and employees to, implement policies and security measures to secure all of its Confidential Information in a manner to restrict access to such Confidential Information by the other Party. Such policies and security measures may include, without limitation, locking file cabinets and offices, requiring passwords to access computers and other technology, and prohibiting discussions involving Confidential Information in front of the other Party.

7. Indemnification. Each Party (the “Indemnifying Party”) shall indemnify, defend, and hold the other Party harmless from and against any and all direct claims, liabilities, suits, causes of action, losses, and costs, including reasonable attorneys’ fees (and in no event from consequential, indirect, business loss, or similar non-direct damages) arising out of or resulting from the Indemnifying Party’s negligent performance of this Agreement or willful misconduct.

8. Relationship of the Parties. It is expressly understood and agreed that this Agreement shall not cause either Party to be classified or construed as an employee, agent, partner, joint venturer or representative of the other Party for any purpose whatsoever and that all Shared Services are provided by a Party as an independent contractor. Neither Party has the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name or for the account of the other Party (or such other Party’s Affiliates), or to assume or create any obligation or liability of any kind, express or implied, on behalf of the other Party (or such other Party’s Affiliates), or to bind the other Party (or such other Party’s Affiliates) in any manner whatsoever, or to hold itself out as having any right, power or authority to create any such obligation or liability on behalf of or to otherwise bind the other Party (or such other Party’s Affiliates) in any manner whatsoever (except as to any actions taken by a Party at the express written request and direction of the other Party).

9. Force Majeure. A Party shall not be held responsible for any delay in performance of any obligations hereunder resulting in whole or in part from or made impossible or impracticable by any cause beyond the reasonable control of such Party, including, but not limited to, fire, explosion, strike (other than of a party’s own labor force), adverse weather conditions, embargo or any act of God or action of any governmental authority, pandemic, government mandated shut-down, any contingency or delay or failure or cause beyond such Party’s reasonable control; provided that such Party shall use commercially reasonable efforts to fulfill its obligations hereunder without delay, and that it promptly notifies the other Party of the delay and its estimate of commencement of performance. To the extent the Party experiencing the force majeure event cannot perform under this Agreement, the other Party will be released of its obligations hereunder during such period of non-performance.

10. Notices. All notices and communications under this Agreement shall be in writing and shall be addressed to the address of the receiving Party as provided at the beginning of this Agreement. Any notice or other communication that either Party is required by this Agreement to serve on the other Party shall be sufficiently served if sent to the other Party at its address as specified in this Agreement either (a) by hand; (b) by registered or first class mail, or (c) by electronic mail transmission with confirmed receipt, first class mail or recorded delivery within twenty-four (24) hours after transmission.

11. Entire Agreement; Binding Effect. This Agreement contains the entire agreement among the Parties regarding the Shared Services and shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties.

12. Miscellaneous.

(a) Assignment. Neither Party shall assign, mortgage, transfer, pledge, or otherwise encumber its interest in this Agreement, in whole or in part, without the other Party’s prior written consent.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, excluding conflicts of law principles, except that all disputes concerning patents, including inventorship shall be governed by U.S. patent law.

(c) Severability. In the event that any section or part of this Agreement shall be found by a court of competent jurisdiction to be void or unenforceable, the remainder of this Agreement shall remain in full force and effect.

(d) Amendment. No amendment, addition to, alteration, modification or waiver of any part of this Agreement shall be of any effect, whether by course of dealing or otherwise, unless explicitly set forth in writing referencing this Agreement and the provision(s) to be amended, altered, modified or waived and executed by the Parties.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be construed as an original, and all of which together shall be deemed one instrument. In order to facilitate the agreements contemplated by this Agreement, signatures transmitted by facsimile machine or signatures transmitted via e-mail in a “PDF” format may be used in place of original signatures on this Agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent signed electronically and/or delivered by means of electronic mail or other means of electronic transmission shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

IN WITNESS WHEREOF, the parties have caused this Shared Services Agreement to be executed as of the date first written above.

G3:

Global Graphene Group, Inc.

By:
Its:
Name:

HONEYCOMB:

Honeycomb Battery Company

By:
Its:
Name:

EXHIBIT A